UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2021

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2021, APi Group DE, Inc. (the “Issuer”), a wholly-owned subsidiary of APi Group Corporation (the “Company”), completed its previously announced private offering of $350 million aggregate principal amount (the “Offering”) of 4.125% Senior Notes due 2029 (the “Notes”).

The Notes and the related guarantees were offered in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons reasonably believed to be non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant an indenture, dated June 22, 2021 (the “Indenture”), by and among the Issuer, the Company, the subsidiary guarantors named therein (together with the Company, the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”).

The Notes will mature on July 15, 2029, unless earlier redeemed, and bear interest at a rate of 4.125% per year until maturity. Interest will be payable in cash, semi-annually in arrears, on January 15 and July 15 of each year, beginning on January 15, 2022. The Issuer will make each interest payment to the holders of record to be determined on the immediately preceding January 1 and July 1.

The Notes and the guarantees, respectively, will be the Issuer’s and the Guarantors’ senior unsecured obligations and will be (i) effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured indebtedness, including existing and future secured indebtedness under the Issuer’s Credit Agreement, dated October 1, 2019, as may be amended or supplemented from time to time, to the extent of the value of the collateral securing such secured indebtedness, (ii) pari passu in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness, including existing and future indebtedness under the Credit Agreement; (iii) senior in right of payment to any of the Issuer’s and the Guarantors’ subordinated indebtedness; and (iv) structurally subordinated to all of the existing and future indebtedness, claims of holders of preferred stock and other liabilities of each of the Company’s non-guarantor subsidiaries.

The Issuer will have the option to redeem all or a portion of the Notes at any time on or after July 15, 2024 at the redemption prices set forth in the Indenture. In addition, the Issuer may, before July 15, 2024, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at the redemption price set forth in the Indenture, subject to certain conditions. Further, the Issuer may redeem all or a portion of the Notes at any time prior to July 15, 2024 at a price equal to 100% of the principal amount, plus a “make-whole” premium plus accrued and unpaid interest, if any, to the date of redemption.

If a change of control of the Company occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes, the Issuer will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of the purchase, subject to the rights of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains covenants that limit the Company’s ability (and the Company’s restricted subsidiaries’ ability) to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) make loans and investments; (v) sell, transfer and otherwise dispose of assets; (vi) incur or permit to exist certain liens; (vii) enter into transactions with affiliates; (viii) enter into agreements restricting subsidiaries’ ability to pay dividends; and (ix) consolidate, amalgamate, merge or sell all or substantially all assets.

The Indenture provides for customary events of default, which include (subject in certain instances to customary grace and cure periods), among other things:

•	failure to pay any principal or premium when due under the Notes;

•	failure to pay for 30 days or more any interest when due under the Notes;

•	failure to observe or perform certain covenants or agreements under the Notes;

•	a default in or failure to pay certain other indebtedness;

•	failure to pay final judgments for certain amounts of money;

•	certain bankruptcy events; and

•	certain impairments of the guarantee of the Notes by the Company or any of its significant subsidiaries.

If any event of default (other than an event of default involving certain bankruptcy events) occurs and is continuing under the Indenture, the Trustee or the holders of not less than 25% of the aggregate principal amount of all then outstanding Notes may, subject to certain conditions, declare the principal, premium, if any, interest and any other monetary obligations on all then outstanding Notes to be due and payable immediately. If an event of default involving certain bankruptcy events occurs, all outstanding Notes will be due and payable immediately.

The Company intends to use the net proceeds from the sale of the Notes to repay outstanding indebtedness and for general corporate purposes, as well as for transaction fees and expenses.

A copy of the Indenture and the form of the Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, and are incorporated by reference herein. The foregoing summary description of the Indenture, the form of the Note and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Indenture and the form of the Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2021, the Company issued a press release announcing the closing of the Offering, a copy of which is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01, and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed or furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture, dated as of June 22, 2021, by and among the Issuer, the Guarantors and Computershare Trust Company, N.A.

4.2	Form of 4.125% Senior Note due 2029 (included as Exhibit A to Exhibit 4.1. hereto)

99.1	Press release, dated June 22, 2021, announcing the closing of the Offering (furnished only)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Thomas A. Lydon
Name : Thomas A. Lydon
Title: Chief Financial Officer

Date: June 22, 2021